UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

ALLIANCE FIBER OPTIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31857	77-0554122
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

275 Gibraltar Drive
Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 736-6900
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. (the “Company”) held on May 20, 2015, the following actions were taken:

Proposal 1: Gwong-Yih Lee and James C. Yeh were elected as Class III directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

Class III Director	For	Withheld	Broker Non-Votes
Gwong-Yih Lee	9,240,671	1,143,257	4,330,047
James C. Yeh	8,659,446	1,724,482	4,330,047

Proposal 2: Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
10,009,376	326,770	47,782	4,330,047

Proposal 3: Vote of the frequency, on a non-binding advisory basis, of an advisory stockholder vote on the compensation of the Company’s named executive officers:

	Every	Every
	Two	Three
Every Year	Years	Years	Abstain	Broker Non-Votes
10,041,787	41,726	250,794	49,620	4,330,048

Proposal 4: Ratification of the appointment of Marcum LLP as the Company’s independent registered public accountant for 2014:

For	Against	Abstain	Broker Non-Votes
14,578,594	37,978	97,403	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2014

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By:	/s/ Anita K. Ho
Anita K. Ho
Acting Chief Financial Officer